AMENDMENT TO
                          CATALDO PARTNERSHIP AGREEMENT

           WHEREAS, Hydra-Co Enterprises, Inc., a New York corporation ("HCE"), and Hydro Development Group Inc., a New York corporation ("HDG"), entered into an agreement of general partnership (as amended through the date hereof, the "Partnership Agreement"), pursuant to which Cataldo Hydro Power Associates, a New York general partnership (the "Partnership"), was created.

           WHEREAS, pursuant to the Purchase and Option Agreement, dated as of May 25, 1999 (the "Purchase Agreement"), by and among HCE, IPP Investment Partnership, a Michigan general partnership ("IPP"), CHI-Black River, Inc., a Delaware corporation ("Black River") and CHI-Dexter, Inc., a Delaware corporation ("Dexter"), HCE transferred to Black River 100% of HCE's Economic Interests and 98% of HCE's Voting Interests (each as defined below), thereby leaving HCE with only the Residual Interest (as defined below). For the purposes hereof, (a) the "Voting Interests" shall consist of a Partner's rights to act as a general partner in the management or administration of the Partnership, the rights to inspect the books of the Partnership, and the obligations of a general partner for the liabilities of the Partnership, (b) the "Economic Interests" shall consist of a Partner's rights to distributions, allocations of profits and losses, and capital accounts, and all other rights pertaining to Partnership Interests, other than those which constitute Voting Interests, and (c) the "Residual Interest" shall consist of a 1% Voting Interest in the Partnership;

           NOW THEREFORE, the parties agree as follows:

           1. Black River is hereby admitted as a general partner of the Partnership with a 49% Voting Interest and a 50% Economic Interest, succeeding to all partnership interests and capital accounts of HCE other than the Residual Interest. HDG hereby consents to such admission and succession.

           2. Black River hereby becomes a party to the Partnership Agreement and assumes all obligations thereunder which accrue on and after the date this amendment becomes effective.

           3. The Partnership Agreement is hereby amended to require a vote of not less than a majority in interest of all Voting Interests for all matters which (a) the Partnership Agreement requires consent of both Partners or permits either Partner to act unilaterally or (b) applicable law requires consent of both Partners unless varied by agreement; in no event shall unanimous approval be required as to any matter.

           4. The Partnership Agreement is hereby amended to add thereto the definitions of terms as provided in the third "Whereas" clause of this Amendment.

           5. Except as amended hereby, the Partnership Agreement remains unchanged and is presently in full force and effect and binding upon the Partners.


Dated: May 25, 1999

                               HYDRA-CO ENTERPRISES, INC.


                               By:
                                  -----------------------------------
                               Its


                               CHI-BLACK RIVER, INC.



                               By:
                                  -----------------------------------
                               Its


                               HYDRO DEVELOPMENT GROUP INC.



                               By:
                                  -----------------------------------
                               Its


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